EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. of our reports dated February 13, 2018, relating to the consolidated financial statements and financial statement schedules of HCP, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Accounting Standards Update 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report of HCP, Inc. on Form 10-K, for the year ended December 31, 2017.
We consent to the incorporation by reference in the following Registration Statements:

•	Form S-3ASR, File No. 333-205241, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities and warrants;

•	Form S-8, File No. 333-195735, related to the HCP, Inc. 2014 Performance Incentive Plan;

•	Form S-8, File No. 333-161720, related to the registration of additional securities related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;

•	Form S-8, File No. 333-135679, related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;

•	Form S-3, File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•	Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•	Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•	Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•	Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

•	Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ Deloitte & Touche LLP
Los Angeles, California
February 13, 2018